United States
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

             Date of Report (Date of earliest event) October 8, 2004


                        Commission File Number: 333-61547

                           CONTINENTAL RESOURCES, INC.
             (Exact name of registrant as specified in its charter)


         Oklahoma                    333-61547               73-0767549
-------------------------------    --------------       ----------------------
(State or other jurisdiction of     (Commission           (I.R.S. Employer
incorporation or organization)      File Number)         Identification No.)


302 N. Independence, Suite 1500, Enid, Oklahoma                  73701
-----------------------------------------------               ------------
   (Address of principal executive offices)                    (Zip Code)


       Registrant's telephone number, including area code: (580) 233-8955


          ------------------------------------------------------------
          (Former Name or Former Address if Changed Since Last Report)
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ITEM 2.04  TRIGGERING  EVENTS THAT  ACCELERATE  OR  INCREASE A DIRECT  FINANCIAL
           OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT


     On October 6, 2004, the Registrant provided notice to the Trustee under the Indenture dated July 24, 1998, as amended, among the Registrant, its subsidiaries, and The Bank of New York, as successor to United States Trust Company of New York, as Trustee (the "Indenture") governing the Registrant's outstanding 10-1/4% Senior Subordinated Notes due 2008 (the "Notes") that the Registrant will redeem all of the outstanding Notes on November 22, 2004, pursuant to the optional redemption provisions contained in Section 3.7 of the Indenture. The outstanding principal amount of the Notes is $127,150,000. The redemption price will include the outstanding principal amount of the Notes, plus interest at an annual rate of 10-1/4% calculated up to, but not including, the date of redemption, plus a redemption premium of 3.417% of the outstanding principal amount of the Notes.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 8, 2004                    Continental Resources, Inc.

                                          By: ROGER V. CLEMENT
                                              Roger V. Clement
                                              Senior Vice President and
                                              Chief Financial Officer